Exhibit 99.1

MISONIX FISCAL 2019 FIRST QUARTER REVENUE

RISES 29% TO RECORD $9.4 MILLION

FARMINGDALE, N.Y., (November 8, 2018) – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, today reported financial results for the fiscal 2019 first quarter ended September 30, 2018 as summarized below:

	Three Months Ended September 30,
	2018	2017

Revenue	$9,361,164	$7,280,723
Gross Profit	$6,610,621	$5,103,368
GP Percentage - product revenue	70.6%	70.1%
Pretax loss	$(2,610,986)	$(1,493,224)
Net loss	$(2,610,986)	$(1,212,224)

EBITDA (1)	$(2,244,398)	$(1,166,804)
Adjusted EBITDA (1)	$(644,377)	$(33,878)

	September 30, 2018	June 30, 2018
Long Term Debt	$—	$—
Cash and cash equivalents	$9,322,811	$10,979,455

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included on page 6 of this press release.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “Our fiscal 2019 first quarter demonstrated accelerating demand for our leading ultrasonic surgical products, reflecting the growing success of our direct sales team and the continued execution of our go-to-market strategies. Misonix generated 29% year-over-year growth in fiscal first quarter revenues to a record $9.4 million, while maintaining a healthy gross margin of approximately 70%. These factors drove a 30% rise in quarterly gross profit to $6.6 million.

“First quarter top-line growth reflects an 18% increase in consumables revenue and a 59% rise in equipment revenue. While some supply chain disruptions curtailed our ability to further increase revenue, we believe the growing demand for our products highlights the benefits of our ongoing investments in R&D, personnel and distribution logistics as well as the strong value proposition that our ultrasonic medical devices bring to physicians, hospitals and most importantly, patients.

“At September’s NASS Conference, we unveiled our new ultrasonic surgical platform, Nexus, which garnered strong industry feedback, providing us with added confidence in its potential and its ability to help us grow market share by addressing a broader range of procedures beyond those addressed by our current products. Nexus will present a highly compelling value proposition for hospitals and physicians given its ease of use, extensive functionalities and broad capabilities, and we remain on schedule for the commercial launch of the platform during the second half of fiscal 2019. While the development of Nexus led to higher year-over-year R&D expenses, we are confident the platform will be an important contributor to our long-term growth.

“In the coming quarters, we look to further leverage the meaningful company-wide investments and growth initiatives of the last several quarters, including expanding our in-house sales team, bringing Nexus to market and strengthening our supply chain and operational systems. With a healthy balance sheet and liquidity position, we are confident in our ability to continue to invest in our future and to leverage opportunities that create new value for our shareholders.”

Sales Performance Supplemental Data

	For the three months ended September 30,		Net change
	2018	2017	$	%
Total
Consumables	$6,339,108	$5,379,589	959,519	17.8%
Equipment	3,022,056	1,901,134	1,120,922	59.0%
Total	$9,361,164	$7,280,723	2,080,441	28.6%

Domestic:
Consumables	$4,825,599	$4,134,918	690,681	16.7%
Equipment	578,919	592,424	(13,505)	-2.3%
Total	$5,404,518	$4,727,342	677,176	14.3%

International:
Consumables	$1,513,509	$1,244,671	268,838	21.6%
Equipment	2,443,137	1,308,710	1,134,427	86.7%
Total	$3,956,646	$2,553,381	1,403,265	55.0%

Joe Dwyer, Chief Financial Officer, added, “Our fiscal 2019 first quarter results continue to demonstrate our ability to generate healthy revenue growth and improve our overall financial position, while maintaining a disciplined and focused approach that preserves our gross margin.

“We have undertaken initiatives to meet growing demand for our products and to reduce inefficiencies in our procurement and supply chain. In this regard, during the first quarter, we transitioned to a more capable and efficient ERP system and adopted new processes and procedures to ensure we have optimal inventory levels that better match with customer demand. We have also been actively working with our manufacturing partners to improve productivity and fill backlog orders.

“We are also focused on preserving our strong liquidity position, as we ended the quarter with $9.3 million in cash while continuing to operate debt free. We remain committed to growing the business through investments in both organic and inorganic growth initiatives that bring complementary capabilities to our product portfolio and generate attractive rates of returns for our shareholders. Looking ahead to the balance of fiscal 2019, we reiterate our guidance for product revenue growth that exceeds 20%, along with gross profit margins of approximately 70%.”

Fiscal First Quarter 2019 Conference Call

Misonix will host a conference call and webcast today, Thursday, November 8, 2018, at 4:30 p.m. ET to discuss its financial results and operations and host a question and answer session. The dial in number for the audio conference call is 800-458-4148 (domestic) or 323-794-2598 (international), conference ID 93343974. Participants may also listen to a live webcast of the call at the Company’s website through the “Events and Presentations” section under “Investor Relations” at www.misonix.com. Following its completion, a replay of the webcast will be available for 30 days on the Company’s website, www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (NASDAQ: MSON) designs, manufactures and markets ultrasonic medical devices for the precise removal of hard and soft tissue, including bone removal, wound debridement and ultrasonic aspiration. Misonix is focused on leveraging its proprietary ultrasonic technology to become the standard of care in operating rooms and clinics around the world. Misonix’s proprietary ultrasonic medical devices are used in a growing number of medical procedures, including spine surgery, neurosurgery, orthopedic surgery, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of ultrasonic surgical products that radically improve patient outcomes. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:

Joe Dwyer	Joseph Jaffoni, Norberto Aja, Jennifer Neuman

Chief Financial Officer	JCIR

Misonix, Inc.	212-835-8500 or mson@jcir.com
631-694-9555

Misonix, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended September 30,
	2018	2017

Revenues
Product	$9,361,164	$7,280,723
Total revenue	9,361,164	7,280,723

Cost of goods sold	2,750,543	2,177,355
Gross profit	6,610,621	5,103,368

Operating expenses:
Selling expenses	4,735,005	3,570,713
General and administrative expenses	3,183,384	2,573,131
Research and development expenses	1,304,766	901,274
Total operating expenses	9,223,155	7,045,118
Loss from operations	(2,612,534)	(1,941,750)

Other income (expense):
Interest income	19,813	13
Royalty income	—	452,971
Other	(18,265)	(4,458)
Total other income	1,548	448,526

Loss from operations before income taxes	(2,610,986)	(1,493,224)

Income tax (benefit)	—	(281,000)
Net loss	$(2,610,986)	$(1,212,224)

Net loss per share:
Basic	$(0.29)	$(0.14)
Diluted	$(0.29)	$(0.14)

Weighted average shares - Basic	9,100,123	8,958,405
Weighted average shares - Diluted	9,100,123	8,958,405

Misonix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2018	June 30, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,322,811	$10,979,455
Accounts receivable, less allowance for doubtful accounts of $200,000 and $200,000, respectively	5,535,271	5,245,549
Inventories, net	4,920,350	5,019,886
Prepaid expenses and other current assets	583,314	611,647
Total current assets	20,361,746	21,856,537

Property, plant and equipment, net of accumulated amortization and depreciation of $9,355,964 and $9,023,235, respectively	4,346,826	4,188,378
Patents, net of accumulated amortization of $1,097,252 and $1,063,393, respectively	773,668	757,447
Goodwill	1,701,094	1,701,094
Contract assets	960,000	—
Intangible and other assets	468,013	517,295
Total assets	$28,611,347	$29,020,751

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,082,704	$1,794,098
Accrued expenses and other current liabilities	2,344,903	2,812,172
Total current liabilities	4,427,607	4,606,270

Deferred income	13,303	13,303
Total liabilities	4,440,910	4,619,573

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value-shares authorized 40,000,000; 9,481,251 and 9,430,466 shares issued and outstanding in each period	94,822	94,305
Additional paid-in capital	41,192,701	39,772,973
Accumulated deficit	(17,117,086)	(15,466,100)
Total shareholders’ equity	24,170,437	24,401,178
Total liabilities and shareholders’ equity	$28,611,347	$29,020,751

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense and engineering costs associated with its development of Nexus, its next generation platform, which will not be a recurring cost when the project is completed in the second half of fiscal 2019.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

Misonix, Inc. and Subsidiaries

Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited)

	Three Months Ended September 30,
	2018	2017
EBITDA:
Net loss	$(2,610,986)	$(1,212,224)
Depreciation and amortization	366,588	326,420
Income tax benefits	—	(281,000)
EBITDA	(2,244,398)	(1,166,804)

Non-cash stock compensation	1,004,498	625,293
Nexus next generation engineering	595,523	507,633
Adjusted EBITDA	$(644,377)	$(33,878)